Exhibit 99.1

Planar Announces Fiscal Second Quarter 2009 Financial Results

Company reports increase in net cash position to $23.5M at quarter end

BEAVERTON, Ore. – May 5, 2009 – Planar Systems, Inc. (NASDAQ: PLNR), a worldwide leader in specialty display solutions, recorded sales of $36.5 million and GAAP loss per share of $0.15 in the second quarter ended March 27, 2009. On a Non-GAAP basis (see reconciliation table), loss per share was $0.06 in the second quarter of fiscal 2009.

“I am pleased with the continued progress we have made strengthening our balance sheet in the face of the global economic slowdown” said Gerry Perkel, Planar’s President and Chief Executive Officer. “Our cash balance has increased each quarter this fiscal year and while our revenue levels declined in the second quarter, we believe that revenue will increase in our third quarter based on our expectations for increased demand in most of our business segments. Going forward, we are committed to continuing our strategy to strengthen our balance sheet through further dispositions of underperforming or non-strategic assets and improved working capital management. We also anticipate that planned actions to reduce costs will result in additional improvement in our profitability and cash flow.”

SUMMARY OF KEY FINANCIAL METRICS

The following information summarizes some key financial measures for the Company at the end of the second quarter of fiscal 2009:

•

Cash increased $5.7 million to $23.5 million compared to the end of the first quarter (approximately $1.28 per diluted share outstanding for the second quarter). The Company had no debt outstanding at the end of the quarter.

•	Net working capital increased to $52.3 million.

•	Days sales outstanding (DSO) in accounts receivable ended at 58 days.

•	Current Ratio improved to 2.4.

•	The Company ended the quarter with Tangible Net Worth of $58.6 million, representing a tangible book value of approximately $3.19 per diluted share outstanding for the second quarter.

SUMMARY OF FISCAL SECOND QUARTER 2009 BUSINESS SEGMENT FINANCIAL PERFORMANCE

The following table presents a breakdown of the Company’s Non-GAAP financial performance by major business unit for the second quarter of fiscal 2009. Additional comparative segment financial information, along with reconciliations to GAAP and information regarding the use of Non-GAAP financial measures, are presented in supplementary tables and notes included with this release.

Business Segment (in $ thousands)	IBU	CBU	CSBU	HTBU	Total
Net Sales	10,888	9,505	8,964	7,186	36,543
- Y/Y Growth %	-39%	-45%	-25%	-37%	-37%
- Qtr/Qtr Growth %	-21%	-29%	-22%	-30%	-26%
Business Unit Operating Income	1,745	593	268	17	2,623
Corporate Expense Allocation	(1,273)	(720)	(1,423)	(1,218)	(4,634)
Non-GAAP Operating Income (loss)	472	(127)	(1,155)	(1,201)	(2,011)
Depreciation	504	30	193	148	875
Non-GAAP EBITDA	976	(97)	(962)	(1,053)	(1,136)
- EBITDA % of Sales	9%	-1%	-11%	-15%	-3%

Notes: Corporate Expense Allocation includes primarily G&A expense along with Corporate R&D and Sales & Marketing Expense

SUMMARY OF SECOND QUARTER FINANCIAL RESULTS

Revenues from continuing operations in the second quarter were down approximately 37 percent compared to the second quarter of fiscal 2008. Sales in the Company’s Industrial Business Unit (IBU) declined 39 percent to $10.9 million in the second quarter compared to the second quarter in fiscal 2008. The Industrial segment experienced slowing demand and new requests for delays in shipment schedules from existing customers as a direct result of poor economic conditions. In addition, the second quarter of 2008 included a large, one-time order which did not repeat in the second quarter of 2009. Sales in the Commercial Business Unit (CBU) declined 45 percent compared to the second quarter of the prior fiscal year, as a result of a strategic decision to pursue higher margin sales opportunities and maintain relatively low levels of inventory. Sales for the Control Room & Signage Business Unit (CSBU) declined 25 percent compared to the second quarter of 2008 as a result of the macroeconomic difficulties and the relatively large capital project nature of typical video wall installations. In addition, the sale of the Coolsign software business in the first quarter of 2009 resulted in a decline in revenues in the CSBU. Sales for the Home Theater Business Unit (HTBU) declined 37 percent compared to the second quarter of 2008 as demand for high-end home theater equipment continued to be negatively impacted by the slower spending in luxury home construction and high end home remodeling.

During the second quarter the Company recorded a $1.3 million net restructuring charge related to the Company’s most recent cost reduction plan. In addition, the Company was able to complete the sale of some non-strategic intellectual property assets during the second quarter, further helping to increase its cash position.

BUSINESS OUTLOOK

While the Company’s balance sheet has been strengthened over the past few quarters, the Company expects that the weak global economy will continue to adversely impact improvement in the overall financial results of the Company. While relatively soft demand is expected to continue over the next few quarters, the Company currently believes it will experience some sequential revenue growth and small profit improvement in the third quarter of 2009. In addition, if the Company is able to continue executing its strategic action plans as intended, the Company’s cash balance should increase slightly by the end of fiscal 2009 as compared to the balance at the end of the second quarter.

Results of operations and the business outlook will be discussed in a conference call today, May 5, 2009, beginning at 2:00 PM Pacific Time. The call can be heard via the Internet through a link on Planar’s Web site, www.planar.com, or through numerous other investor sites, and will be available for replay until June 5, 2009. The Company intends to post on its Web site a transcript of the prepared management commentary from the conference call shortly after the conclusion of the call.

ABOUT PLANAR

Planar Systems, Inc (NASDAQ:PLNR) is a global leader of specialty display technology providing solutions for the world’s most demanding environments. Hospitals, space and military programs, utility and transportation hubs, shopping centers, banks, government agencies, businesses, and home theater enthusiasts all depend on Planar to provide superior performance when image experience is of the highest importance. Founded in 1983, Planar is headquartered in Oregon, USA, with offices, manufacturing partners, and customers worldwide. For more information, visit www.planar.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to Planar’s business operations and prospects, including statements relating to actions taken to improve future financial performance and the statements made under the heading “Business Outlook.” These statements are made pursuant to the safe harbor provisions of the federal securities laws. These and other forward-looking statements, which may be identified by the inclusion of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “goal” and variations of such words and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: poor or further weakened domestic and international business and economic conditions; changes or continued reductions in the demand for products in the various display markets served by the Company; further inability to realize expected benefits and synergies of the Clarity and Runco acquisitions; any delay in the timing of customer orders or the Company’s ability to ship product upon receipt of a customer order; any inability to reduce costs quickly enough in response to unanticipated reductions in revenue; adverse impacts on the Company or its operations relating to or arising from Company indebtedness and difficulties in obtaining necessary financing, changes in the flat-panel monitor industry; changes in customer demand or ordering patterns; the Company’s inability to complete intended dispositions of underperforming or non-strategic assets; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity from the Company’s third-party manufacturing partners; final settlement of various contractual liabilities; future production variables impacting excess inventory and other risk factors listed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (SEC). The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

MEDIA CONTACTS:	INVESTOR CONTACTS:
Pippa Edelen	Ryan Gray
Planar Systems, Inc.	Planar Systems, Inc.
503.748.5868	503.748.8911
pippa.edelen@planar.com	ryan.gray@planar.com

Note Regarding the Use of Non-GAAP Financial Measures:

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company’s earnings release contains Non-GAAP financial measures that exclude the income statement effects of the acquisitions of Clarity Visual Systems and Runco International, share-based compensation and the requirements of SFAS No. 123R, “Share-based Payment” (“123R”). The Non-GAAP financial measures also exclude impairment and restructuring charges, the amortization of intangible assets related to previous acquisitions, and various tax charges including the valuation allowance against deferred tax assets. The earnings release also contains a calculation of Non-GAAP earnings before interest, taxes, depreciation, and amortization (Non-GAAP EBITDA), which, in addition to excluding the effects of the Clarity and Runco acquisitions, share based compensation, and other adjustments, includes an allocation of Corporate expenses to the Company’s business segments in order to calculate Non-GAAP EBITDA by business segment. Such corporate expenses include Corporate General and Administrative (primarily), Research and Development, and Sales and Marketing which are not specifically identified as related to each business segment in the information provided to the Chief Operating Decision Maker, rather are estimated for the purpose of presenting fully burdened lines of business. The Non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Planar Systems, Inc.

Consolidated Statement of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended		Six months ended
	Mar. 27, 2009	Mar. 28, 2008	Mar. 27, 2009	Mar. 28, 2008
Sales	$36,543	$58,263	$85,638	$128,292
Cost of Sales	27,242	44,886	64,092	97,794

Gross Profit	9,301	13,377	21,546	30,498

Operating Expenses:
Research and development, net	2,098	3,034	5,085	5,735
Sales and marketing	5,342	8,980	12,515	17,844
General and administrative	5,208	5,957	10,602	12,004
Amortization of intangible assets	622	1,741	1,442	3,595
Acquisition related costs	—	624	—	1,429
Restructuring charges	1,321	—	1,867	(497)
Gain on sale of assets	(2,850)	—	(8,361)	—

Total Operating Expenses	11,741	20,336	23,150	40,110

Loss from operations	(2,440)	(6,959)	(1,604)	(9,612)

Non-operating income (expense):
Interest, net	(18)	(279)	(48)	(606)
Foreign exchange, net	397	42	921	(75)
Other, net	1	3	99	(107)

Net non-operating income (expense)	380	(234)	972	(788)

Loss from continuing operations before taxes	(2,060)	(7,193)	(632)	(10,400)
Provision for income taxes	643	33	1,169	379

Loss from continuing operations	(2,703)	(7,226)	(1,801)	(10,779)
Income from discontinued operations, net of income taxes	—	1,988	—	2,052

Net loss	$(2,703)	$(5,238)	$(1,801)	$(8,727)

Loss per share from continuing operations - basic and diluted	$(0.15)	$(0.41)	$(0.10)	$(0.61)

Income per share from discontinued operations - basic and diluted	$0.00	$0.12	$0.00	$0.12

Net loss per share - basic and diluted	$(0.15)	$(0.29)	$(0.10)	$(0.49)

Weighted average shares outstanding - basic and diluted	18,370	17,768	18,263	17,716

Planar Systems, Inc.

Consolidated Balance Sheets

(In thousands)

	Mar. 27, 2009	Sept. 26, 2008
	(unaudited)
ASSETS
Cash	$23,473	$14,915
Accounts receivable, net	23,388	41,741
Inventories	36,824	38,782
Other current assets	5,720	5,063

Total current assets	89,405	100,501

Property, plant and equipment, net	8,410	10,657
Goodwill	3,428	3,428
Intangible assets, net	6,967	9,390
Other assets	2,802	5,148

	$111,012	$129,124

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	10,649	21,962
Current portion of capital leases	422	198
Deferred revenue	2,056	1,704
Other current liabilities	23,948	28,213

Total current liabilities	37,075	52,077

Other long-term liabilities	4,974	6,615

Total liabilities	42,049	58,692

Common stock	176,768	173,519
Retained earnings	(105,411)	(103,497)
Accumulated other comprehensive income (loss)	(2,394)	410

Total shareholders’ equity	68,963	70,432

	$111,012	$129,124

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	For the three months ended
	Mar. 27, 2009	Mar. 28, 2008
Gross Profit:
GAAP Gross Profit	9,301	13,377

Share-based Compensation	(18)	96

Total Non-GAAP adjustments	(18)	96

NON-GAAP GROSS PROFIT	9,283	13,473

Research and Development:
GAAP research and development expense	2,098	3,034

Share-based Compensation	(69)	(107)

Total Non-GAAP adjustments	(69)	(107)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSE	2,029	2,927

Sales and Marketing:
GAAP sales and marketing expense	5,342	8,980

Share-based Compensation	(366)	(278)

Total Non-GAAP adjustments	(366)	(278)

NON-GAAP SALES AND MARKETING EXPENSE	4,976	8,702

General and Administrative:
GAAP General and Administrative Expense	5,208	5,957

Share-based Compensation	(919)	(565)

Total Non-GAAP adjustments	(919)	(565)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSE	4,289	5,392

Income (Loss) from Operations:
GAAP income (loss) from operations	(2,440)	(6,959)

Share-based Compensation	1,336	1,046
Amortization of intangible assets	622	1,741
Acquisition related costs	—	624
Restructuring charges	1,321	—
Gain on sale of assets	(2,850)	—

Total Non-GAAP adjustments	429	3,411

NON-GAAP INCOME (LOSS) FROM OPERATIONS	(2,011)	(3,548)

Reconciliation of GAAP to Non-GAAP Financial Measures Continued

(In thousands, unaudited)

	For the three months ended
	Mar. 27, 2009	Mar. 28, 2008
Income (Loss) from continuing operations:
GAAP income (loss) from continuing operations	(2,703)	(7,226)

Share-based Compensation	1,336	1,046
Amortization of intangible assets	622	1,741
Acquisition related costs	—	624
Restructuring charges	1,321	—
Gain on sale of assets	(2,850)	—
Income tax effect of reconciling items	1,255	1,451

Total Non-GAAP adjustments	1,684	4,862

NON-GAAP INCOME (LOSS) FROM CONTINUING OPERATIONS	(1,019)	(2,364)

GAAP weighted average shares outstanding—basic and diluted	18,370	17,768

GAAP net income (loss) per share from continuing operations (basic and diluted)	$(0.15)	$(0.41)
Non-GAAP adjustments detailed above	0.09	0.28
NON-GAAP NET INCOME (LOSS) PER SHARE (basic and diluted)	$(0.06)	$(0.13)

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	For the six months ended
	Mar. 27, 2009	Mar. 28, 2008
Gross Profit:
GAAP Gross Profit	21,546	30,498

Share-based Compensation	32	236

Total Non-GAAP adjustments	32	236

NON-GAAP GROSS PROFIT	21,578	30,734

Research and Development:
GAAP research and development expense	5,085	5,735

Share-based Compensation	(144)	(192)

Total Non-GAAP adjustments	(144)	(192)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSE	4,941	5,543

Sales and Marketing:
GAAP sales and marketing expense	12,515	17,844

Share-based Compensation	(916)	(680)

Total Non-GAAP adjustments	(916)	(680)

NON-GAAP SALES AND MARKETING EXPENSE	11,599	17,164

General and Administrative:
GAAP General and Administrative Expense	10,602	12,004

Share-based Compensation	(2,010)	(1,239)

Total Non-GAAP adjustments	(2,010)	(1,239)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSE	8,592	10,765

Income (Loss) from Operations:
GAAP income (loss) from operations	(1,604)	(9,612)

Share-based Compensation	3,102	2,347
Amortization of intangible assets	1,442	3,595
Acquisition related costs	—	1,429
Restructuring charges	1,867	(497)
Gain on sale of assets	(8,361)	—

Total Non-GAAP adjustments	(1,950)	6,874

NON-GAAP INCOME (LOSS) FROM OPERATIONS	(3,554)	(2,738)

Reconciliation of GAAP to Non-GAAP Financial Measures Continued

(In thousands, unaudited)

	For the six months ended
	Mar. 27, 2009	Mar. 28, 2008
Income (Loss) from continuing operations:
GAAP loss from continuing operations	(1,801)	(10,779)

Share-based Compensation	3,102	2,347
Amortization of intangible assets	1,442	3,595
Acquisition related costs	—	1,429
Restructuring charges	1,867	(497)
Gain on sale of assets	(8,361)	—
Income tax effect of reconciling items	2,147	153

Total Non-GAAP adjustments	197	7,027

NON-GAAP INCOME (LOSS) FROM CONTINUING OPERATIONS	(1,604)	(3,752)

GAAP weighted average shares outstanding—basic and diluted	18,263	17,716

GAAP net income (loss) per share from continuing operations (basic and diluted)	$(0.10)	$(0.61)
Non-GAAP adjustments detailed above	0.01	0.40
NON-GAAP NET INCOME (LOSS) PER SHARE (basic and diluted)	$(0.09)	$(0.21)

Planar Systems, Inc.

GAAP Operating Income (loss) to Non-GAAP EBITDA Reconciliation by Business Segment

For the three months ended March 27, 2009

(in thousands, unaudited)

Business Segment (in $ thousands)	IBU	CBU	CSBU	HTBU	Corporate	Total
GAAP Operating Income (loss)	1,745	593	268	17	(5,063)	(2,440)
Corporate Expenses					4,634	4,634
Restructuring Charges					1,321	1,321
Intangibles Amortization					622	622
Share-based Compensation					1,336	1,336
Gain on Sale of Assets					(2,850)	(2,850)

Business Unit Operating Income	1,745	593	268	17	0	2,623
Corporate Expense Allocation	(1,273)	(720)	(1,423)	(1,218)	0	(4,634)

Non-GAAP Operating Income (loss)	472	(127)	(1,155)	(1,201)	0	(2,011)
Depreciation	504	30	193	148	0	875

Non-GAAP EBITDA	976	(97)	(962)	(1,053)	0	(1,136)

Planar Systems, Inc.

Non-GAAP EBITDA by Business Segment

For the three months ended March 28, 2008

(in thousands, unaudited)

Business Segment (in $ thousands)	IBU	CBU	CSBU	HTBU	Total
Net Sales	17,736	17,239	11,953	11,335	58,263
- Y/Y Growth %	27%	0%	-1%	1136%	32%
- Qtr/Qtr Growth %	4%	-14%	-33%	-25%	-17%
Business Unit Operating Income (loss)	4,771	603	(639)	(2,292)	2,443
Corporate Expense Allocation	(1,875)	(957)	(1,660)	(1,499)	(5,991)
Non-GAAP Operating Income (loss)	2,896	(354)	(2,299)	(3,791)	(3,548)
Depreciation	667	59	346	357	1,429
Non-GAAP EBITDA	3,563	(296)	(1,953)	(3,434)	(2,119)
- EBITDA % of Sales	20%	-2%	-16%	-30%	-4%

Notes: Corporate Expense Allocation includes primarily G&A expense along with Corporate R&D and Sales & Marketing Expense

Planar Systems, Inc.

GAAP Operating Income (loss) to Non-GAAP EBITDA Reconciliation by Business Segment

For the three months ended March 28, 2008

(in thousands, unaudited)

Business Segment (in $ thousands)	IBU	CBU	CSBU	HTBU	Corporate	Total
GAAP Operating Income (loss)	4,771	603	(639)	(2,292)	(9,402)	(6,959)
Corporate Expenses					5,991	5,991
Restructuring Charges					0	0
Intangibles Amortization					1,741	1,741
Share-based Compensation					1,046	1,046
Acquisition Related Costs					624	624

Business Unit Operating Income (loss)	4,771	603	(639)	(2,292)	0	2,443
Corporate Expense Allocation	(1,875)	(957)	(1,660)	(1,499)	0	(5,991)

Non-GAAP Operating Income (loss)	2,896	(354)	(2,299)	(3,791)	0	(3,548)
Depreciation	667	59	346	357	0	1,429

Non-GAAP EBITDA	3,563	(295)	(1,953)	(3,434)	0	(2,119)

Planar Systems, Inc.

Non-GAAP EBITDA by Business Segment

For the six months ended March 27, 2009

(in thousands, unaudited)

Business Segment (in $ thousands)	IBU	CBU	CSBU	HTBU	Total
Net Sales	24,734	22,928	20,525	17,451	85,638
- Y/Y Growth %	-29%	-38%	-31%	-34%	-33%
Business Unit Operating Income (loss)	4,268	1,197	1,036	(660)	5,841
Corporate Expense Allocation	(2,463)	(1,294)	(3,001)	(2,637)	(9,395)
Non-GAAP Operating Income (loss)	1,805	(97)	(1,965)	(3,297)	(3,554)
Depreciation	1,108	64	448	322	1,943
Non-GAAP EBITDA	2,913	(33)	(1,517)	(2,975)	(1,611)
- EBITDA % of Sales	12%	0%	-7%	-17%	-2%

Notes: Corporate Expense Allocation includes primarily G&A expense along with Corporate R&D and Sales & Marketing Expense

Planar Systems, Inc.

GAAP Operating Income (loss) to Non-GAAP EBITDA Reconciliation by Business Segment

For the six months ended March 27, 2009

(in thousands, unaudited)

Business Segment (in $ thousands)	IBU	CBU	CSBU	HTBU	Corporate	Total
GAAP Operating Income (loss)	4,268	1,197	6,547	(660)	(12,956)	(1,604)
Corporate Expenses					9,395	9,395
Restructuring Charges					1,867	1,867
Intangibles Amortization					1,442	1,442
Share-based Compensation					3,102	3,102
Gain on Sale of Assets			(5,511)		(2,850)	(8,361)

Business Unit Operating Income	4,268	1,197	1,036	(660)	0	5,841
Corporate Expense Allocation	(2,463)	(1,294)	(3,001)	(2,637)	0	(9,395)

Non-GAAP Operating Income (loss)	1,805	(97)	(1,965)	(3,297)	0	(3,554)
Depreciation	1,108	64	448	322	0	1,943

Non-GAAP EBITDA	2,913	(33)	(1,517)	(2,975)	0	(1,611)

Planar Systems, Inc.

Non-GAAP EBITDA by Business Segment

For the six months ended March 28, 2008

(in thousands, unaudited)

Business Segment (in $ thousands)	IBU	CBU	CSBU	HTBU	Total
Net Sales	34,832	37,255	29,802	26,403	128,292
- Y/Y Growth %	14%	6%	-4%	1157%	30%
Business Unit Operating Income (loss)	7,992	1,612	2,200	(2,899)	8,905
Corporate Expense Allocation	(2,867)	(1,387)	(3,884)	(3,505)	(11,643)
Non-GAAP Operating Income (loss)	5,125	225	(1,684)	(6,404)	(2,738)
Depreciation	1,333	120	714	770	2,936
Non-GAAP EBITDA	6,458	345	(970)	(5,634)	198
- EBITDA % of Sales	19%	1%	-3%	-21%	0%

Notes: Corporate Expense Allocation includes primarily G&A expense along with Corporate R&D and Sales & Marketing Expense

Planar Systems, Inc.

GAAP Operating Income (loss) to Non-GAAP EBITDA Reconciliation by Business Segment

For the six months ended March 28, 2008

(in thousands, unaudited)

Business Segment (in $ thousands)	IBU	CBU	CSBU	HTBU	Corporate	Total
GAAP Operating Income (loss)	7,992	1,612	2,200	(2,899)	(18,517)	(9,612)
Corporate Expenses					11,643	11,643
Restructuring Charges					(497)	(497)
Intangibles Amortization					3,595	3,595
Share-based Compensation					2,347	2,347
Acquisition Related Costs					1,429	1,429
Gain on Sale of Assets					0	0

Business Unit Operating Income	7,992	1,612	2,200	(2,899)	0	8,905
Corporate Expense Allocation	(2,867)	(1,387)	(3,884)	(3,505)	0	(11,643)

Non-GAAP Operating Income (loss)	5,125	225	(1,684)	(6,404)	0	(2,738)
Depreciation	1,333	120	714	770	0	2,936

Non-GAAP EBITDA	6,458	345	(970)	(5,634)	0	198